CAPITAL MANAGEMENT EQUITY FUND

                         COMPUTATION OF PERFORMANCE DATA

The Fund computes the "average annual total return" of each Class of the Fund by determining the average annual compounded rates of return during specified periods that equate the initial amount invested to the ending redeemable value of such investment. This is done by determining the ending redeemable value of a hypothetical $1,000 initial payment. This calculation is as follows:

             P(1+T)n = ERV

   Where:    T =      average annual total return.
           ERV =      ending  redeemable  value at the end of the  period
                      covered by the  computation of a hypothetical  $1,000
                      payment made at the beginning of the period.
             P =      hypothetical initial payment of $1,000 from which the
                      maximum sales load is deducted.
             n =      period covered by the computation, expressed in terms
                      of years.

The Fund may also compute the aggregate total return of each Class of the Fund, which is calculated in a similar manner, except that the results are not annualized.

The calculation of average annual total return and aggregate total return assume that the maximum sales load is deducted from the initial $1,000 investment at the time it is made and that there is a reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations. The Fund may also quote other total return information that does not reflect the effects of the sales load.

The average annual total return for the Institutional Shares of the Fund for the year ended November 30, 1996 and since inception (January 27, 1995 to November 30, 1996) was 19.57% and 23.27%, respectively. The cumulative total return for the Institutional Shares of the Fund since inception through November 30, 1996 was 47.07%. The average annual total return for the Investor Shares of the Fund for the year ended November 30, 1996 and since inception (April 7, 1995 to November 30, 1996) was 16.02% and 16.06%, respectively. Without reflecting the effects of the maximum sales load, the average annual total return for the Investor Shares for the year ended November 30, 1996 and since inception was 19.61% and 18.22%, respectively. The cumulative total return for the Investor Shares of the Fund since inception through November 30, 1996 was 27.90%. Without reflecting the effects off the maximum sales load, the cumulative total return for the Investor Shares since inception through November 30, 1996 was 31.85%.


Average Annual Total Return - Institutional Shares:

Inception through November 30, 1996                          Year ended November 30, 1996

       1,000(1+T)1.84      =  1,470.74                       1,000(1+T)1         =   1,195.68
                 T         =  (1,470.04/1,000)1.84 - 1                  T        =   (1,195.68/1,000)1 - 1
                 T         =  0.2327                                    T        =   0.1957

                 T         =  23.27%                                    T        =   19.57%
                 ERV       =  1,470.74                                  ERV      =   1,195.68
                 P         =  1,000                                     P        =   1,000
                 n         =  1.84                                      n        =   1

Average Annual Total Return - Investor  Shares:
With Sales Load

Inception through November 30, 1996                          Year ended November 30, 1996

       1,000(1+T)1.65      =  1,278.95                       1,000(1+T)1         =   1,160.18
                 T         =  (1,278.95/1,000)1.65 - 1                  T        =   (1,160.18/1,000)1 - 1
                 T         =  0.1606                                    T        =   0.1602

                 T         =  16.06%                                    T        =   16.02%
                 ERV       =  1,278.95                                  ERV      =   1,160.18
                 P         =  1,000                                     P        =   1,000
                 n         =  1.65                                      n        =   1

Without Sales Load

Inception through November 30, 1996                          Year ended November 30, 1996

       1,000(1+T)1.65      =  1,318.51                       1,000(1+T)1         =   1,196.06
                 T         =  (1,318.51/1,000)1.65 - 1                  T        =   (1,196.06/1,000)1 - 1
                 T         =  0.1822                                    T        =   0.1961

                 T         =  18.22%                                    T        =   19.61%
                 ERV       =  1,318.51                                  ERV      =   1,196.06
                 P         =  1,000                                     P        =   1,000
                 n         =  1.65                                      n        =   1


Cumulative Total Return

       (ERV - P)/P = TR

       Where:    ERV       =  ending redeemable  value at the end of the period
                              covered by the  computation  of a hypothetical
                              $1,000 payment made at the beginning of the period
                 P         =  hypothetical initial payment of $1,000 from which
                              the maximum sales load is deducted
                 TR        =  total return

Inception through November 30, 1996 - Institutional Shares

                 (1,470.74 - 1,000)/1,000 = 0.4707

                 ERV       =  1,470.74
                 P         =  1,000
                 TR        =  47.07%

Inception through November 30, 1996 - Investor Shares - with sales load

                 (1,278.95 - 1,000)/1,000 = 0.2790

                 ERV       =  1,278.95
                 P         =  1,000
                 TR        =  27.90%

Inception through Novebmer 30, 1996  without sales load

                 (1,318.51 - 1,000)/1,000 = 0.3185

                 ERV       =  1,318.51
                 P         =  1,000
                 TR        =  31.85%